CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-214041) and Form S-8 (No. 333-222875, 333-211651, 333-206567, 333-188954, 333-167174, 333-129866, 333-43820 and 333-65989) of Avon Products, Inc. of our report dated February 22, 2017 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 21, 2019